EXHIBIT 99.1
2929 California Street
Torrance, California 90503
Tel. 310.212.7910
Fax. 310.212.6315
800.890.9988
www.motorcarparts.com
FOR IMMEDIATE RELEASE
Motorcar Parts of America, Inc. Announces Record First Quarter
Fiscal 2008 Financial Results
LOS ANGELES, CA, August 9, 2007 — Motorcar Parts of America, Inc. (“MPA”, “the Company”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, announced today financial results for the quarter ended June 30, 2007.
First Quarter Fiscal 2008 Highlights
•	Net sales increased 29% to $35.4 million

•	Gross margin improved 270 basis points to 29%

•	EBITDA increased 18% to $4.7 million; after eliminating the effect of indemnification reimbursement in the first quarter of fiscal 2007, adjusted EBITDA increased 42%

•	Net income of $1.6 million, or $0.16 per fully diluted share

•	Produced 83% of total remanufacturing requirements at facilities outside the U.S., up from 60% a year ago

•	Completed $40.1 million private placement transaction

•	Generated $3.8 million of cash flow from operations after excluding a reduction of accounts payable

•	Continued transition of core receiving and sorting to Mexico facility
Overview
“Our financial performance in the first quarter of fiscal 2008 was very strong. We achieved a 270 basis point improvement in gross margin, and after eliminating the effect of reducing our general and administrative expenses for indemnification reimbursement in the first quarter of fiscal 2007, we achieved adjusted EBITDA growth of 42%,” said MPA’s Chairman, President and CEO, Selwyn Joffe. “We are encouraged by our operating results this quarter, and look forward to additional improvements as we get more efficiencies from our offshore production and complete the transition of our core receiving and sorting operations. Our latest quarterly results were strong despite being negatively affected by first-year SOX implementation costs and severance expenses incurred in connection with our offshore initiative.”
First Quarter Fiscal 2008 Results
Net sales for the quarter ending June 30, 2007 were $35.4 million, up 29.2% from $27.4 million in the same quarter last year. Gross profit and gross margin were $10.2 million and 28.8%, respectively, as compared to $7.2 million and 26.1%, respectively, in the first quarter of fiscal 2007.
Operating income in the first quarter of fiscal 2008 was $4.2 million, up 21.8% from operating income of $3.5 million in the same quarter of the prior year. Operating expenses increased 61.5% in the quarter, driven primarily by an increase in consulting and professional fees incurred in connection with Sarbanes-Oxley compliance of $0.4 million, an increase in FAS 123R stock option compensation expenses of $0.2 million from $0.1 million in the first quarter of the prior fiscal year to $0.3 million in the first quarter of fiscal 2008, severance costs related to headcount reductions at the Company’s Torrance facilities of $0.4 million and an increase in audit fees of $0.3 million from $0.3 million in the first quarter of the prior fiscal year to $0.6 million in the first quarter of fiscal 2008. Operating expenses in the first quarter of the previous fiscal year were favorably impacted by the recording of a shareholder note receivable for the reimbursement of indemnification costs, which reduced general and administrative expenses by $0.7 million.
EBITDA in the first quarter of fiscal 2008 was $4.7 million, up 17.9% from $4.0 million in the same quarter of the prior year, and increased 42% after eliminating the effect of indemnification reimbursement in first quarter of fiscal 2007. Interest expense increased in the first quarter of fiscal 2008 due to greater use of receivables factoring agreements and an increase in the average number of days the receivables were factored. In addition, the Company had a higher average outstanding bank loan balance prior to repaying it in full in May 2007. Net income in the first quarter of fiscal 2008 was $1.6 million, or $0.16 per diluted share, compared to $1.6 million, or $0.18 per diluted share for the same quarter last fiscal year. Diluted earnings per share reflect 1,603,868 in additional diluted weighted average shares outstanding from the same quarter of the prior year, due to the private placement transaction in May 2007.
“Despite these increases in operating expenses, our results are very encouraging,” said Mr. Joffe. “We believe we can continue to increase profitability by increasing efficiencies in our newly ramped up offshore production facilities and by completing the core sorting and logistics transition.”
Financial Condition
At June 30, 2007, the Company had cash and equivalents of $2.0 million, working capital of $11.0 million and total assets of $130.9 million. In addition, the Company had no debt outstanding on its credit facility and capital lease obligations totaled $4.8 million. Shareholders’ equity stood at $87.1 million and cash used in operating activities totaled $11.8 million for the three months ended June 30, 2007. The Company generated $3.8 million of cash flow from operations after excluding a reduction of accounts payable. In May 2007, the Company raised $40.1 million of capital through a private placement.
“During the quarter, we used the proceeds from our private placement financing to pay down our credit facility and reduce accounts payable,” said Mervyn McCulloch, MPA’s Chief Financial Officer. “Our working capital position has improved significantly, and we believe that our credit facility, cash on hand and ongoing operations will generate the cash necessary to support our working capital and planned capital expenditures in fiscal 2008.”
Business Outlook
“We began our new fiscal year with excellent financial results,” said Mr. Joffe. “We are in the final stages of transitioning remanufacturing to our facilities abroad, and are making solid progress in relocating core receiving and sorting activities to our state-of-the-art facility in Mexico.”
Conference Call
MPA will host a conference call at 1:00 p.m. PT (4:00 p.m. ET) on Thursday, August 9, 2007, to discuss results for the first quarter ended June 30, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 800-8648. International callers should dial (617) 614-2702. The pass code is 25376685. If you are unable to participate in the call at this time, a replay will be available Thursday, August 9, at 3:00 p.m. PT (6:00 p.m. ET), through Thursday, August 16 at 9:00 p.m. PT (midnight ET). To access the replay dial (888) 286-8010 and enter the conference ID number 91483736. International callers should dial

(617) 801-6888 and enter the same conference ID number. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the MPA website at www.motorcarparts.com. To listen to the live call, please go to the MPA website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on MPA’s website for 90 days.
Use of Non-GAAP Financial Measures
To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company is providing certain information that is not calculated according to GAAP. EBITDA represents net income (or loss) before interest expense, income tax benefit or expense, depreciation, and amortization. Adjusted EBITDA adjusts EBITDA by removing the benefit of an indemnification reimbursement. The Company believes that EBITDA supplies the user with another view of measuring the Company’s operating results. A reconciliation of the adjustments to GAAP results for the three month periods ended June 30, 2007 and June 30, 2006 is included below. The non-GAAP information presented is supplemental and is not purported to be a substitute for information prepared in accordance with GAAP.
About MPA
Motorcar Parts of America, Inc. is a leading remanufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, and Nashville, Tennessee, as well as in Mexico, Singapore and Malaysia. MPA’s websites are located at www.motorcarparts.com and www.quality-built.com.
Disclosure Regarding Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, our ability to renew the contract with our largest customer that is scheduled to expire in August 2008 and the terms of any such renewal, the increasing demands on our working capital, including the significant strain on working capital associated with large core inventory purchases from customers of the type we have increasingly made, our ability to obtain any additional financing we may seek or require, our ability to achieve positive cash flows from operations, potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures, the material weaknesses in our internal controls over financial reporting or the SEC’s review of our previously filed public reports, lower revenues than anticipated from new and existing contracts, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, any meaningful difference between projected production needs and ultimate sales to our customers, increases in interest rates, changes in the financial condition of any of our major customers, the impact of high gasoline prices, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, including increased competition from Chinese manufacturers, difficulty in obtaining cores and component parts or increases in the costs of those parts, political or economic instability in any of the foreign countries where we conduct operations, unforeseen increases in operating costs and other factors discussed herein and in the Company’s filings with the SEC.

For more information, contact:

CCG Investor Relations	Motorcar Parts of America, Inc.
Crocker Coulson, President	Selwyn Joffe
crocker.coulson@ccgir.com	Chairman, President & CEO
(646) 213-1915	(310) 972-4005
or
Elaine Ketchmere, VP Financial Writing
elaine.ketchmere@ccgir.com
(310) 231-8600 ext. 119
FINANCIAL TABLES FOLLOW

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash	$2,049,000	$349,000
Short term investments	921,000	859,000
Accounts receivable — net	6,410,000	2,259,000
Inventory— net	26,608,000	31,844,000
Income tax receivable	292,000	1,670,000
Deferred income tax asset	6,906,000	6,768,000
Inventory unreturned	2,936,000	3,886,000
Prepaid expenses and other current assets	1,447,000	1,873,000

Total current assets	47,569,000	49,508,000
Plant and equipment — net	16,153,000	16,051,000
Long-term core inventory	43,015,000	42,492,000
Long-term core deposit	21,800,000	21,617,000
Deferred income tax asset	1,817,000	1,817,000
Other assets	515,000	501,000

TOTAL ASSETS	$130,869,000	$131,986,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,139,000	$42,756,000
Accrued liabilities	202,000	1,292,000
Accrued salaries and wages	2,682,000	2,780,000
Accrued workers’ compensation claims	3,611,000	3,972,000
Income tax payable	106,000	285,000
Line of credit	—	22,800,000
Deferred compensation	921,000	859,000
Deferred income	133,000	133,000
Other current liabilities	197,000	225,000
Current portion of capital lease obligations	1,589,000	1,568,000

Total current liabilities	36,580,000	76,670,000
Deferred income, less current portion	222,000	255,000
Deferred core revenue	1,858,000	1,575,000
Deferred gain on sale-leaseback	1,729,000	1,859,000
Other liabilities	188,000	170,000
Capitalized lease obligations, less current portion	3,226,000	3,629,000

Total liabilities	43,803,000	84,158,000
Commitments and Contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued...	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,026,731 and 8,373,122 shares issued and outstanding at June 30, 2007 and March 31, 2007, respectively	120,000	84,000
Additional paid-in capital	91,641,000	56,241,000
Additional paid-in capital-warrant	2,040,000	—
Shareholder note receivable	(682,000)	(682,000)
Accumulated other comprehensive income	210,000	40,000
Accumulated deficit	(6,263,000)	(7,855,000)

Total shareholders’ equity	87,066,000	47,828,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$130,869,000	$131,986,000

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
Net sales	$35,441,000	$27,424,000
Cost of goods sold	25,241,000	20,258,000

Gross profit	10,200,000	7,166,000
Operating expenses:
General and administrative	4,788,000	2,390,000
Sales and marketing	929,000	905,000
Research and development	275,000	416,000

Total operating expenses	5,992,000	3,711,000

Operating income	4,208,000	3,455,000
Interest expense — net of interest income	1,643,000	822,000

Income before income tax expense	2,565,000	2,633,000
Income tax expense	973,000	1,055,000

Net income	$1,592,000	$1,578,000

Basic net income per share	$0.16	$0.19

Diluted net income per share	$0.16	$0.18

Weighted average number of shares outstanding:
— basic	9,904,076	8,322,920

— diluted	10,186,077	8,582,209

Operating income	4,208,000	3,455,000
Depreciation and amortization	478,000	520,000

EBITDA	4,686,000	3,975,000

Indemnification reimbursement	—	(682,000)

EBITDA, Adjusted	4,686,000	3,293,000

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$1,592,000	$1,578,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	608,000	649,000
Amortization of deferred gain on sale-leaseback	(130,000)	(129,000)
Provision for inventory reserves	(199,000)	(267,000)
Provision for customer finished goods returns accruals	(3,618,000)	(806,000)
Provision (recovery) of doubtful accounts	160,000	(14,000)
Provision for customer allowances earned	(1,205,000)	475,000
Provision for customer payment discrepancies	65,000	(1,257,000)
Deferred income taxes	(138,000)	191,000
Share-based compensation expense	278,000	115,000
Impact of tax benefit on APIC pool	(49,000)	(28,000)
Shareholder note receivable	—	(682,000)
Changes in current assets and liabilities:
Accounts receivable	447,000	1,757,000
Due from customer	—	(2,005,000)
Inventory	5,434,000	(5,560,000)
Income tax receivable	1,378,000	—
Inventory unreturned	950,000	(632,000)
Prepaid expenses and other current assets	435,000	(830,000)
Other assets	(10,000)	(213,000)
Accounts payable and accrued liabilities	(17,183,000)	3,004,000
Income tax payable	(182,000)	37,000
Deferred compensation	62,000	26,000
Deferred income	(33,000)	(33,000)
Credit due customer	—	(1,793,000)
Deferred core revenue	283,000	—
Long-term core inventory	(523,000)	—
Long-term core deposit	(183,000)	(195,000)
Other current liabilities	(12,000)	(527,000)

Net cash used in operating activities	(11,773,000)	(7,139,000)
Cash flows from investing activities:
Purchase of property, plant and equipment	(595,000)	(1,278,000)
Change in short term investments	(27,000)	(21,000)

Net cash used in investing activities	(622,000)	(1,299,000)
Cash flows from financing activities:
Borrowings under line of credit	14,400,000	12,500,000
Repayments under line of credit	(37,200,000)	(3,900,000)
Net payments on capital lease obligations	(382,000)	(310,000)
Exercise of stock options	37,000	57,000
Excess tax benefit from employee stock options exercised	47,000	—
Proceeds from issuance of common stock	40,061,000	—
Stock issuance costs	(2,947,000)	—
Impact of tax benefit on APIC pool	49,000	28,000

Net cash provided by financing activities	14,065,000	8,375,000
Effect of exchange rate changes on cash	30,000	(240,000)

Net increase (decrease) in cash	1,700,000	(303,000)
Cash — Beginning of period	349,000	400,000

Cash — End of period	$2,049,000	$97,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,730,000	$802,000
Income taxes, net of refunds	(386,000)	804,000
Non-cash investing and financing activities:
Property acquired under capital lease	$—	$27,000
Shareholder note receivable	$—	$682,000
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